Exhibit 99.1

Civitas Solutions Enters into Definitive Merger Agreement to be Acquired by Centerbridge for $17.75 per Share in Cash

BOSTON, MA, December 18, 2018 – Civitas Solutions, Inc. (“Civitas” or the “Company”) (NYSE: CIVI) today announced that it has entered into a definitive merger agreement to be acquired by funds advised by Centerbridge Partners, L.P. (“Centerbridge”). Under the terms of the agreement, Centerbridge will acquire all outstanding shares of Civitas common stock for $17.75 in cash per share of Civitas common stock, resulting in an enterprise value of approximately $1.4 billion. The offer price represents a 27% premium to the 30-day volume-weighted average price as of December 18, 2018.

“We are excited about this transaction, which follows a thorough review of alternatives by our Board of Directors,” said Bruce Nardella, President and Chief Executive Officer of Civitas. “This transaction delivers significant value for our shareholders and strengthens our ability to execute our long-term growth strategy and fulfill our mission through the expansion of high-quality, cost-effective services.

“I want to thank each member of our Board for their strategic advice and support, as each director has played an important role in helping us expand our leadership position in the field of community-based health and human services,” Nardella stated. “In particular, I want to recognize Vestar for their strong and productive partnership during the last 12 years. I have great respect for Centerbridge and look forward to working with them and the entire Civitas team as we work to continue to innovate, grow and positively impact the lives of tens of thousands of individuals in need of support.”

“We are excited to partner with Civitas to continue to support the Company’s leading position in serving the critical needs of individuals with intellectual and developmental disabilities, acquired neurological conditions, and other complex needs across a range of home- and community-based settings,” said Jeremy Gelber, Senior Managing Director at Centerbridge. “Civitas has a strong history of compassionate care and putting the person first, and we intend to invest further in these competencies as we partner with our caregivers, parent and community advocates, and payors to ensure the highest quality lives for each individual.”

“Civitas’ model of individualized, community-based care and support is more important than ever, and our firm is proud of the advances that the Company has made working with the Vestar team,” said Chris Durbin, Managing Director at Vestar Capital Partners. “Under our ownership, the Company has doubled its revenue, diversified its service offerings and, most importantly, now supports thousands more individuals on a daily basis.”

The merger agreement was unanimously approved by Civitas’ Board of Directors, which has recommended that the shareholders vote in favor of the transaction. Completion of the transaction is subject to shareholder approval, expiration or termination of waiting periods under Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions. The acquisition is expected to be completed by the end of the Company’s second fiscal quarter.

Barclays is acting as financial advisor to Civitas and Kirkland & Ellis LLP is serving as its legal advisor. Cain Brothers, a division of KeyBanc Capital Markets, UBS Securities LLC, and Goldman Sachs & Co. LLC are acting as financial advisors to Centerbridge and Goodwin Procter LLP and Simpson Thacher & Bartlett LLP are serving as its legal advisors. Goldman Sachs & Co. LLC, UBS Securities LLC, RBC Capital Markets, LLC and KeyBanc Capital Markets have provided committed financing for the transaction.

About Civitas

Civitas Solutions, Inc. is the leading national provider of home- and community-based health and human services to must-serve individuals with intellectual, developmental, physical or behavioral disabilities and other special needs. Since our founding in 1980, we have evolved from a single residential program to a diversified national network offering an array of quality services in 36 states.

About Centerbridge Partners, L.P.

Centerbridge Partners, L.P. is a private investment management firm employing a flexible approach across investment disciplines – from private equity to credit and related strategies, and real estate – in an effort to find the most attractive opportunities for our investors and business partners. The firm was founded in 2005 and as of September 2018 had approximately $27 billion in capital under management with offices in New York and London. Centerbridge is dedicated to partnering with world-class management teams across targeted industry sectors and geographies to help companies achieve their operating and financial objectives. For more information, please visit www.centerbridge.com.

About Vestar Capital Partners

Vestar Capital Partners is a leading U.S. middle-market private equity firm specializing in management buyouts and growth capital investments. Vestar invests and collaborates with incumbent management teams and private owners to build long-term enterprise value, with a focus on Consumer, Healthcare, and Business Services. Since 1988, Vestar funds have completed more than 80 investments in companies – as well as more than 200 add-on acquisitions – with a total value of approximately $50 billion. For more information on Vestar, please visit www.vestarcapital.com.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Civitas and an affiliate of Centerbridge. A stockholder meeting will be announced soon to obtain shareholder approval in connection with the proposed merger. Civitas expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the shareholders of Civitas and will contain important information about the proposed transaction and related matters. INVESTORS OF CIVITAS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CIVITAS, CENTERBRIDGE AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Civitas with the SEC at the SEC’s website at www.sec.gov, at Civitas’ website at www.civitas-solutions.com or by sending a written request to Civitas at 313 Congress Street, Boston, MA 02210; Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation

Civitas and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Civitas’ stockholders in connection with the proposed merger will be set forth in Civitas’ definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements.

Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Civitas undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of Civitas may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) Civitas may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (8) the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, Civitas’ stockholders will cease to have any equity interest in Civitas and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of Civitas are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended September 30, 2018, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contacts

For Civitas Solutions, Inc.:

Dwight Robson

Chief Public Strategy and Marketing Officer

617-790-4800

dwight.robson@civitas-solutions.com

For Centerbridge:

Jeremy Fielding / Anntal Silver

Kekst CNC

212-521-4800

For Vestar:

Blicksilver Public Relations, Inc.

Carol Makovich

203-622-4781

carol@blicksilverpr.com

Jennifer Hurson

845-507-0571

jennifer@blicksilverpr.com

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